Exhibit 23.1

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-47319, 33-61722, 333-22305, 333-37093, 333-49080 and 333-104938) and Form S-3 (Nos. 33-78776 and 333-42296) of UGI Corporation of our report dated June 21, 2003 relating to the consolidated financial statements of AGZ Holding, which is incorporated by reference into this Current Report on Form 8-K dated March 31, 2004.

PricewaterhouseCoopers Audit

Paris, France

April 13, 2004